Exhibit 99.4

Risk Factors

Investing in Citigroup’s common stock involves risk.  See the risk factors described in Citigroup’s Annual Report on Form 10-K for Citigroup’s most recent fiscal year.  Before making an investment decision, you should carefully consider these risks as well as the following discussion of risks and other information Citigroup includes or incorporates by reference in the prospectus supplement and the accompanying prospectus pursuant to which Citigroup offers common stock.  The risks could materially affect Citigroup’s business, results of operations or financial condition and cause the value of Citigroup’s common stock to decline.  You could lose all or part of any investment you make.

Risk factors relating to our business and our common stock

The acquisition and the integration of the acquired businesses may not result in all of the benefits anticipated.

There can be no assurance that the acquisition of the Wachovia businesses will have the anticipated positive results, including results relating to: the total cost of integration; the time required to complete the integration; the amount of longer-term cost savings; the overall performance of the combined entity; or improved price for Citigroup’s common stock. Integration of an acquired business can be complex and costly, sometimes including combining relevant accounting and data processing systems and management controls, as well as managing relevant relationships with employees, clients, suppliers and other business partners. If Citigroup is not able to integrate successfully its acquisitions, its results of operations could be materially adversely affected.

Future dilution of our equity will adversely affect the market price of our common stock.

Except as may be required by the underwriters for the offering of our common stock, we are not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock or preferred stock or similar securities in the market after this offering, or the perception that such sales could occur. The issuance of additional common stock will dilute the ownership interest of our existing common stockholders.

As a result of agreements entered into with the private purchasers of $12.5 billion of Citigroup’s convertible preferred stock in January 2008, the conversion price of the privately placed convertible preferred stock will be reduced as a result of the proposed issuance of common stock, but in no event will the shares issuable upon conversion be greater than 474.4 million shares in the aggregate.  For example, if Citigroup issues $10 billion of common stock at a purchase price of $17.75 per share (the closing price of our common stock on September 29, 2008), the conversion price on the convertible preferred stock would be reduced from $31.62 per share to $26.3517 per share and an aggregate of 474.4 million shares of common stock would be issuable upon conversion.

Our share price will fluctuate.

The market price of our common stock could be subject to significant fluctuations due to a change in sentiment in the market regarding our operations or business prospects, our acquisition of substantially all of the assets and assumption of certain of the liabilities of Wachovia’s banking businesses, or this offering. Such risks may be affected by:

•	operating results that may be worse than the expectations of management, securities analysts and investors;

•	developments in our business or in the financial sector generally;

•	regulatory changes affecting our industry generally or our business and operations;

•	the operating and securities price performance of companies that investors consider to be comparable to us;

•	announcements of strategic developments, acquisitions and other material events by us or our competitors;

•	changes in the credit, mortgage and real estate markets, including the markets for mortgage-related securities; and

•	changes in global financial markets and global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility.

Stock markets, in general, and our common stock, in particular, have over the past year experienced, and continue to be experiencing, significant price and volume volatility and the market price of our common stock may continue to be subject to similar market fluctuations that may be unrelated to our operating performance or prospects. Increased volatility could result in a decline in the market price of our common stock.

You may not receive dividends on the common stock.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Although we have historically declared cash dividends on our common stock, we are not required to do so, and we have announced reductions in the amount of cash dividends payable on our common stock twice during the past year, most recently in connection with the Wachovia acquisition. Any reduction of, or the elimination of, our common stock dividend in the future could adversely affect the market price of our common stock.

Risks relating to our industry and financial markets

The U.S. government’s proposed plan to purchase large amounts of illiquid, mortgage-backed and other securities from financial institutions may not be adopted.

In response to the financial crises affecting the banking system and financial markets and the going concern threats to the ability of investment banks and other financial institutions, the U.S. Treasury Secretary Henry Paulson proposed the Troubled Asset Relief Program (“TARP”) on September 20, 2008. Pursuant to the TARP, the U.S. Treasury would have the authority to purchase up to $700 billion of mortgage-backed and other securities from financial institutions for the purpose of stabilizing the financial markets. As of September 29, 2008, the U.S. House of Representatives had voted against TARP, while the U.S. Senate was considering the proposed legislation. There can be no assurance as to when or if the proposed legislation, or similar legislation, will be adopted, and if adopted, what impact it will have on the financial markets, including the extreme levels of volatility currently being experienced. The failure of the U.S. government to adopt TARP or a similar program could have a material adverse effect on the financial markets, which in turn could materially and adversely affect our business, financial condition and results of operations.

Current market developments may adversely affect our industry, business and results of operations.

Dramatic declines in the housing market during the prior year, with falling home prices and increasing foreclosures and unemployment, have resulted in significant write-downs of asset values by financial institutions, including government-sponsored entities and major commercial and investment banks. These write-downs, initially of mortgage-backed securities but spreading to credit default swaps and other derivative securities have caused many financial institutions to seek additional capital, to merge with larger and stronger institutions and, in some cases, to fail. Reflecting concern about the stability of the financial markets generally and the strength of counterparties, many lenders and institutional investors have reduced, and in some cases, ceased to provide funding to borrowers including other financial institutions. The resulting lack of available credit, lack of confidence in the financial sector, increased volatility in the financial markets and reduced business activity could materially and adversely affect our business, financial condition and results of operations.

Current levels of market volatility are unprecedented.

The capital and credit markets have been experiencing volatility and disruption for more than 12 months. In recent weeks, the volatility and disruption has reached unprecedented levels. In some cases, the markets have produced downward pressure on stock prices and credit capacity for certain issuers without regard to those issuers’ underlying financial strength. If current levels of market disruption and volatility continue or worsen, there can be no assurance that we will not experience an adverse effect, which may be material, on our ability to access capital and on our business, financial condition and results of operations.

The soundness of other financial institutions could adversely affect us.

Financial services institutions are interrelated as a result of trading, clearing, counterparty, or other relationships. We have exposure to many different industries and counterparties, and we routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, mutual and hedge funds, and other institutional clients. Many of these transactions expose us to credit risk in the event of default of our counterparty or client. In addition, our credit risk may be exacerbated when the collateral held by us cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due us. There is no assurance that any such losses would not materially and adversely affect our results of operations or earnings.